Exhibit 99(a)

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Wachovia Preferred Funding Corp.

We consent to the incorporation by reference in the Registration Statement (No. 333-99847) on Form S-3 of Wachovia Preferred Funding Corp. of our report, dated March 14, 2003, relating to the consolidated balance sheets of Wachovia Preferred Funding Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the 2002 Annual Report on Form 10-K of Wachovia Preferred Funding Corp.

Charlotte, North Carolina

May 2, 2003